UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017 (March 31, 2017)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Summit Avenue, Suite 670 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (817) 439-7025

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 5, 2017, Fuse Medical, Inc., a Delaware corporation (the “Company”), entered into that certain Settlement Agreement, General Release and Covenant Not To Sue, dated to be effective March 31, 2017 (the “Settlement Agreement”), in form attached hereto as Exhibit 10.1, by and between the Company and David A. Hexter, the Company’s former Chief Financial Officer, in connection with Mr. Hexter’s resignation from the Company, as more fully described in Item 5.02(b) of this Current Report on Form 8-K (this “Current Report”).  The Settlement Agreement provides that Mr. Hexter releases all claims he has or may have against the Company in return for (i) installment payments over the next three months equal to an aggregate of three-months pay of his prior salary and (ii) one month of paid medical coverage.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) On March 31, 2017, David A. Hexter resigned as Chief Financial Officer and Principal Accounting Officer of the Company as well as from all other positions Mr. Hexter held with the Company and its subsidiaries, pursuant to a resignation letter in form attached hereto as Exhibit 99.1. Mr. Hexter had no disagreements with the Company on any matter related to the Company’s operations, policies or practices.

On April 3, 2017, Robert H. Donehew and Christopher C. Pratt, D.O. each resigned as members of the board of directors of the Company (the “Board”).

(c) On March 31, 2017, the Board appointed William E. McLaughlin, III, to serve as interim Chief Financial Officer and Principal Accounting Officer (“CFO”) until such time the Board appoints a permanent CFO. Mr. McLaughlin, age 53, a member of the Board, has served as Director of the Company since December 19, 2016. Mr. McLaughlin is a Certified Public Accountant licensed in the State of Texas and has over 25 years of experience in accounting and financial reporting positions for private and large public companies such as Zale Corporation, Neiman Marcus Group, Inc., and Caremark Rx, Inc. in addition to “Big-Four” public accounting at PricewaterhouseCoopers. Mr. McLaughlin has served as Chief Financial Officer of CPM Medical Consultants, LLC (“CPM”) since 2014. Mr. McLaughlin joined CPM as Vice President Finance, Controller in 2013. From 2006 until he joined CPM, Mr. McLaughlin served as Vice President Finance, Controller for Caris Life Sciences, Inc., a $180 million international, multi-location laboratory, physician practices, and molecular biotechnology enterprise. Mr. McLaughlin will serve as interim CFO on an as needed basis for a de minimis compensation amount.  Mr. McLaughlin brings considerable financial expertise to the Company’s Board and executive management team.

Mr. McLaughlin has no family relationship with any officer or director of the Company or any of its subsidiaries.  Mr. McLaughlin has not been appointed to any committees of the Board and at this time.  As interim CFO, it is anticipated that Mr. McLaughlin will not serve on any committees of the Board.

(d) Not applicable.

(e) On April 5, 2017, the Board approved the 2017 Equity Incentive Plan of the Company, in form attached hereto as Exhibit 99.2 (the “2017 Plan”), incorporated by reference herein, subject to approval by our stockholders. The 2017 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards, collectively, the “stock awards.” Stock awards may be granted under the 2017 Plan to our employees, directors and consultants.

If approved by stockholders at our 2017 Annual Meeting, which is anticipated to be held in mid-2017, the 2017 Plan will constitute the first adopted equity incentive plan of the Company.

The maximum number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”) available for issuance under the 2017 Plan is 1,500,000 shares. The shares of Common Stock subject to stock awards granted under the 2017 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the 2017 Plan and be available for issuance under the 2017 Plan.

In the event of a corporate transaction or a change of control, outstanding stock awards under the 2017 Plan may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (a) any stock awards that are held by individuals performing services for the Company immediately prior to the effective time of the transaction will become fully vested and exercisable and will be terminated if not exercised prior to the effective date of the transaction, and (b) all other outstanding stock awards will be terminated if not exercised on or prior to the effective date of the transaction.

The Board or a duly appointed committee thereof may suspend or terminate the 2017 Plan at any time. The 2017 Plan is scheduled to terminate immediately prior to the 10th anniversary of the date it was adopted by the Board. No rights may be granted under the 2017 Plan while the 2017 Plan is suspended or after it is terminated. The Board or a duly appointed committee thereof may amend or modify the 2017 Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, and except as otherwise provided in the 2017 Plan, stockholder approval will be required for any amendment that (a) materially increases the number of shares available for issuance under the 2017 Plan, (b) materially expands the class of individuals eligible to receive stock awards under the 2017 Plan, (c) materially increases the benefits accruing to the participants under the 2017 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2017 Plan, (d) materially extends the term of the 2017 Plan, or (e) expands the types of awards available for issuance under the 2017 Plan.

The foregoing description is subject to, and qualified in its entirety by, the 2017 Plan.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, General Release and Covenant Not To Sue, dated to be effective March 31, 2017 by and between Fuse Medical, Inc., and David A. Hexter

99.1	Letter of Resignation of David A. Hexter

99.2	2017 Equity Incentive Plan of Fuse Medical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ CHRISTOPHER C. REEG
Christopher C. Reeg, Chief Executive Officer

Date: April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, General Release and Covenant Not To Sue, dated to be effective March 31, 2017 (the “Settlement Agreement”) by and between Fuse Medical, Inc., and David A. Hexter

99.1	Letter of Resignation of David A. Hexter

99.2	2017 Equity Incentive Plan of Fuse Medical, Inc.